LOAN MODIFICATION AGREEMENT
                          (December 2000)


     THIS AGREEMENT effective as of December 11, 2000, by and among MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation (the "Borrower"), BANK OF HAWAII, a Hawaii banking corporation ("BOH"), FIRST HAWAIIAN BANK, a Hawaii banking corporation ("FHB"), CENTRAL PACIFIC BANK, a
Hawaii banking corporation ("CPB")(BOH, FHB and CPB are each sometimes called a "Lender" and collectively called the "Lenders"), and BANK OF HAWAII, as Agent for the Lenders to the extent and in the manner provided in the Loan Documents described below and in the Agency Agreement described in the Loan Agreement described below (in such capacity, the "Agent"), and KAPALUA LAND COMPANY, LTD., a
Hawaii corporation ("Accommodation Party")

                  W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and Bank of America, National Trust and Savings Association ("BOA") (the Lenders and BOA are collectively called the Original Lenders") and the Agent are parties to that certain Revolving and Term Loan Agreement, dated as of December 31, 1992, as amended by a First Loan Modification Agreement, dated as of March 1, 1993, and supplemented by letter agreements dated April 30, 1993 and June 24, 1993, and further amended by Second Loan Modification Agreement, dated September 8, 1993, by a Third Loan Modification Agreement, dated September 30, 1993, by a Fourth Loan Modification Agreement, dated March 8, 1994, by a Fifth Loan Modification Agreement, dated effective as of December 31, 1994, by a Sixth Loan Modification Agreement, dated effective as of March 31, 1995, and by a Seventh Loan Modification Agreement dated effective as of December 31, 1995, each among the Borrower, the Original Lenders and the Agent (as so amended and supplemented, the "Original Loan Agreement");

     WHEREAS, the Original Loan Agreement and the other
"Loan Documents" referred to therein, as respectively amended, set forth the terms and conditions upon which the Original Lenders (i) have made available to the Borrower the Revolving Loans in the original aggregate principal amount of up to $40,000,000 at any one time outstanding (subject to mandatory reduction, from time to time, of such aggregate principal amount available) and (ii) shall make available to the Borrower the Term
Loans in an amount up to the aggregate principal amount of the Revolving Loans outstanding upon expiration of the Revolving Loan Period, all as more particularly described therein;

     WHEREAS, the parties hereto entered into that certain Amended and Restated Revolving Credit and Term
Loan Agreement dated December 4, 1996, as amended by letter agreement dated February 21, 1997, by First Loan
Modification Agreement dated December 31, 1997, and by
Second Loan Modification Agreement dated March 17, 1998
(as so amended, the "First Restatement");

     WHEREAS, the parties hereto entered into that certain Amended and Second Restated Revolving Credit and
Term Loan Agreement dated as of December 4, 1998
("Second Restatement") to, among other things, establish a development line in the aggregate principal amount of $15,000,000, being the Village Course Facility more particularly described in the Second Restatement;

     WHEREAS, the Lenders having purchased the interests of BOA under the Original Loan Agreement and the other
Loan Documents referred to therein (the "BOA Purchase"), and BOH having purchased a portion of the interest of FHB under the Original Loan Agreement, as amended by the First Restatement and by the Second Restatement (the
Original Loan Agreement as the same has been and may hereafter be amended, the "Loan Agreement"), and under the other Loan Documents referred to in the Loan
Agreement, the respective "Individual Loan Commitment
Percentage" of each Lender is now as follows:

     (1) BOH's Individual Loan Commitment Percentage is equal to 53.667% with respect to the Original Facility and 50% with respect to the Village Course Facility;

     (2) FHB's Individual Loan Commitment Percentage is equal to 33.333% with respect to the Original Facility and 33.333% with respect to the Village Course Facility; and

     (3) CPB's Individual Loan Commitment Percentage is equal to 13.000% with respect to the Original Facility and 16.667% with respect to the Village Course Facility;

     WHEREAS, the Aggregate Loan Commitment with respect to the Original Facility having been reduced to $15,000,000, the respective Individual Loan Commitments of the Lenders are as follows:

     (1)  BOH's Individual Loan Commitment is equal to
$8,050,000 with respect to the Original Loan Facility, subject to further permanent reduction from time to time in accordance with the terms of the Loan Agreement, and $7,500,000 with respect to the Village Course Facility;

     (2)  FHB's Individual Loan Commitment is equal to
$5,000,000 subject to further permanent reduction from time to time in accordance with the terms of the Loan
Agreement, and $5,000,000 with respect to the Village
Course Facility; and

     (3)  CPB's Individual Loan Commitment is equal to
$1,950,000, subject to further permanent reduction from time to time in accordance with the terms of the Loan
Agreement, and $2,500,000 with respect to the Village
Course Facility;

     WHEREAS, the parties hereto entered into that certain 1999 Loan Modification Agreement dated as of December 30, 1999, and that certain 2000 Loan
Modification Agreement dated June 30, 2000;

     WHEREAS, the performance of Borrower's obligations under the Loan Documents is secured by the following
(collectively, the "Mortgages"):

     (1)  Mortgage and Security Agreement dated March 1,
1993, made by Borrower, as Mortgagor, and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 93-036896, which mortgage was confirmed by instrument dated December 4, 1998, recorded in said
Bureau as Document No. 98-185558;

     (2)  Mortgage and Security Agreement dated March 1,
1993, made by Borrower, as Mortgagor, and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 93-036898, which mortgage was confirmed by instrument dated December 4,1998, recorded in said
Bureau as Document No. 98-185558; and

     (3)  Additional Security Mortgage and Security
Agreement dated March 1, 1993, made by KAPALUA LAND
COMPANY, LTD., a Hawaii corporation, ("Accommodation
Party") and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 93-036900, which mortgage was amended and confirmed by instrument dated
December 4, 1998, recorded in said Bureau as Document
No. 98-185559;

     WHEREAS, Borrower has requested a further modification of the Loan Documents and Lenders are willing to accommodate such modification under the terms of this Agreement;

     WHEREAS, for their mutual convenience, the parties wish to restate all amendments effected by said 1999 Loan
Modification Agreement or by said 2000 Loan Modification
Agreement and not further amended or otherwise superceded by a subsequent amendment or modification to the Loan
Documents; and

     WHEREAS, the Village Course Facility has been fully drawn and Borrower is not entitled to any further
Advances thereunder;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

     1. The Loan Documents are amended to conform to the following:

          (a)  Expiry Date - Revolving Loans.  The
Expiry Date is extended from December 31, 2001, to
December 31, 2002.

          (b)  Maturity Date - Term Loans.  The Maturity
Date is extended from December 31, 2004, to December 31,
2005.

          (c)  Village Course Facility Maturity Date.
The Village Course Facility Maturity Date is extended from December 11, 2001, to March 31, 2002.

          (d)  Interest Rate - Revolving Loans.
Outstanding balances of principal of the Revolving Loans during the Revolving Loan Period shall bear interest at either of the following interest rate options that Borrower may select in accordance with the terms of the Loan Agreement (1) a floating rate equal to the Base
Rate in effect from time to time or (2) LIBOR, plus:

               (i)  if Borrower's Recourse Debt to Net
Worth Ratio is less than or equal to 0.20, one and one-half percentage points (1.50%);

               (ii) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.20 but not more than 0.40, one and three-fourths percentage points (1.75%);

               (iii)if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.40 but not more than 0.60, two percentage points (2.00%);

               (iv) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.60 but not more than 0.80, two and one-fourth percentage points (2.25%); and

               (v)  if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.80, two and one-half percentage points (2.50%).

          (e) Interest Rate - Term Loans. In the event that the Term Loans shall be made, then during the period (the "Term Loan Period") commencing on the Expiry
Date, to and including the date that the Term Loans are paid in full, at the option of the Borrower initially either (i) a floating rate per annum equal to the Base
Rate in effect from time to time, or (ii) LIBOR, plus:

               (i)  if Borrower's Recourse Debt to Net
Worth Ratio is less than or equal to 0.20, one and three-fourths percentage points (1.75%);

               (ii) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.20 but not more than 0.40, two percentage points (2.00%);

               (iii)if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.40 but not more than 0.60, two and one-fourth percentage points (2.25%);

               (iv) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.60 but not more than 0.80, two and one-half percentage points (2.50%); and

               (v)  if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.80, two and three-fourths percentage points (2.75%).

          (f) Interest Rate - Village Course Facility
Advances. The Borrower agrees to pay interest on the outstanding principal balance of the Advances pursuant to the following interest rate options that the Borrower may select in accordance with the provisions of the Loan
Agreement: (1) a floating rate equal to the Base Rate in effect from time to time; or (2) LIBOR plus:

               (i)  if Borrower's Recourse Debt to Net
Worth Ratio is less than or equal to 0.20, one and one-half percentage points (1.50%);

               (ii) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.20 but not more than 0.40, one and three-fourths percentage points (1.75%);

               (iii)if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.40 but not more than 0.60, two percentage points (2.00%);

               (iv) if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.60 but not more than 0.80, two and one-fourth percentage points (2.25%); and

               (v)  if Borrower's Recourse Debt to Net
Worth Ratio is greater than 0.80, two and one-half percentage points (2.50%).

          (g)  Recourse Debt to Net Worth Ratio.
"Recourse Debt to Net Worth Ratio" or "Recourse Debt/Net
Worth Ratio" shall mean the quotient obtained by dividing (i) Recourse Debt by (ii) Net Worth. For the purpose of determining the interest rate applicable to the Loans, such ratio shall be based of the most recent financial reports referred to in Section 5.1(a)(1) of the Loan Agreement and any KCA debt which is nonrecourse to the Borrower shall be disregarded.

          (h)  Reductions of Commitment - Original
Facility. Section 2.6(a) of the Loan Agreement is amended to read as follows:

                    (a)   Mandatory  Reduction.  Except as
          otherwise provided by Section 2.8(c) hereof: by the close of business on each date the Borrower or any Subsidiary receives any net sales proceeds (i.e., gross sales proceeds less closing costs acceptable to the Lenders) in respect of the sale of any real estate assets of the Borrower or any Subsidiary, the Borrower shall notify the Agent of such sale and the Borrower's receipt of such net sale proceeds and shall pay to the Lenders through the Agent 75% of the after-tax net proceeds so received by the Borrower as a mandatory payment of the outstanding principal amount of the Loans under the Original Facility;
          provided, however, that such mandatory
          payments of principal shall not permanently reduce the Aggregate Loan Commitment with respect to the Original Facility.

          (i)  Payments of Principal - Village Course
Facility. Section 2.8(c) of the Loan Agreement is amended to read as follows:

               (c)  Village Course Facility.
                    (1)   On or before December 31,
               2000, Borrower shall pay the amount, if
               any, by which the outstanding principal
               balance of the Village Course Facility
               exceeds $12,000,000.00 and, on or before March 31, 2001, Borrower shall pay the amount, if any, by which the outstanding principal balance of the Village Course
               Facility exceeds $8,000,000.

                    (2)   Until such time as the unpaid
               principal balance of the Village Course
               Facility is reduced to $8,000,000.00 or
               less:  within ten(10) days after the
               close of the sale of any lot in the real estate development project known as
               "Pineapple Hill Estates", built or
               intended to be built on land identified
               as Tax Map Key (2)4-2-04:24, Borrower
               will make a payment of principal in the
               amount of $400,000.00 with respect to the Village Course Facility from the proceeds of each such sale.

                    (3)    All  principal and accrued
               interest then outstanding with respect to the Village Course Facility shall be due and payable in full on or before the Village Course Facility Maturity Date.

          (j)  Net Worth.  Section 5.1(e)(3) of the Loan
Agreement is amended to read as follows:

               (3)   A Net Worth of not less than
          $60,100,000.00, plus 50% of the cumulative net profits after December 31, 1998 (but not the net losses) of Borrower.

          (k) Capital Expenditures. Section 5.2(d) of the Loan Agreement is amended to read as follows:

               (d)    Neither the Borrower nor any
	  Subsidiary will make any Capital Expenditure that is not approved in writing by Lenders that causes Borrower to exceed (on an aggregated basis) the following Capital
          Expenditure limits: $10,800,000 for fiscal year 1998; $11,500,000 for fiscal year 1999;
          $15,250,000 for fiscal year 2000; $14,500,000
          for fiscal year 2001; and $12,000,000 for each fiscal year thereafter. Capital Expenditures for work at the Village Course at Kapalua
          (described in Section 5.1(n)) shall not be counted towards such Capital Expenditure limits.

          (l)  Current Ratio.  For the purpose of
determining the Current Ratio for the second, third and
fourth quarters of fiscal year 2000, Consolidated
Current Liabilities shall not include deferred revenue
related to lot sales in the real estate development
projects known as "Plantation Estates" and "Pineapple
Hill Estates", built or intended to be built on land
identified as Tax Map Key (2)4-2-05:1 through 14,
inclusive, 44 and 45 and Tax Map Key (2)4-2-04:24,
respectively.   For the purpose of determining the
Current Ratio for all quarters of fiscal year 2001, Consolidated Current Liabilities shall not include deferred revenue related to lot sales in the real estate development project known as "Pineapple Hill Estates", built or intended to be built on land identified as Tax
Map Key (2)4-2-04:24.

          (m)  Consolidated Current Assets and
Consolidated Current Liabilities.  Section 1.14 of the
Loan Agreement is amended to read as follows:

               1.14  "Consolidated Current Assets" and
          "Consolidated Current Liabilities" mean, at any time, all assets or liabilities, respectively, that, in accordance with generally accepted accounting principles consistently applied, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Subsidiaries, except that "Consolidated Current Assets" shall not include growing crops and that "Consolidated
          Current Liabilities" shall not include the current portion of long term debt related to the Village Course Facility, at the time of determination, minus the lesser of (1) the available portion of the Aggregate Loan
          Commitment with respect to the Original
          Facility, at the time of determination, or (2)
          $8,000,000.

     2.   Upon execution of this Agreement and in
consideration of these amendments:

          (a)  Borrower shall pay to the Agent,on
demand, for distribution to the Lenders a non-refundable fee with respect to the Original Facility in the amount of $10,000 as follows: to BOH 53.667% ($5,366.67); to
FHB 33.33% ($3,333.33); and to CPB 13.00%($1,300.00).

          (b)  Borrower shall pay to the Agent, on
demand, for distribution to the Lenders the following non-refundable fee with respect to the Village Course
Facility in the amount of $2,500 as follows: to BOH
50.00% ($1,250.00); to FHB 33.33% ($833.33); and to CPB
16.667% ($416.67).

     3. Capitalized terms used, but not defined, in this Agreement, shall have the definitions stated in the Loan Agreement.

     4. Borrower and Accommodation Party each agrees that to its actual knowledge it has no claims, defenses, or offsets against the Lenders or the Agent with respect to said credit facility or to the enforcement of the Loan
Documents arising prior to the date of this Agreement and that all such claims, defenses and offsets are hereby released.

     5. The execution of this Agreement by the Borrower constitutes the certification of the persons signing this Agreement on behalf of the Borrower that, to the best of their actual knowledge, the representations and warranties made in Article IV of the Loan Agreement are true and correct as of the date of this Agreement.

     6. In all other respects, the Loan Documents, as amended, remain in full force and effect and the provisions of the Loan Documents including, without limitation, all promises, representations, warranties, covenants, and conditions, are ratified and confirmed as of the date of this Agreement by the parties hereto.

     7. Borrower and Accommodation Party acknowledge that the Mortgages remain in full force and effect and continue to secure the remaining Loan Documents.

     8. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     9. The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. Duplicate unexecuted pages of the counterparts may be discarded and the remaining pages assembled as one document.

     To signify their agreement, the parties have executed this Agreement as of the date first written above.


MAUI LAND & PINEAPPLE COMPANY,   BANK OF HAWAII,individually
INC.                             and as Agent

By: /S/PAUL J. MEYER             By: /S/DEREK CHANG
    Paul J. Meyer                    Derek Chang
 Its Executive Vice President/    Its Asst. Vice President
      Finance
					FIRST HAWAIIAN BANK
By: /S/GARY L. GIFFORD
    Gary L. Gifford		 By: /S/LANCE A. MIZUMOTO
 Its President                       Lance A. Mizumoto
				  Its Vice President
KAPALUA LAND COMPANY, LTD.
				       CENTRAL PACIFIC BANK
By: /S/PAUL J. MEYER
    Paul J. Meyer		 By: /S/ALAN TAMANAHA
 Its Executive Vice President/       Alan Tamanaha
      Finance   		  Its Vice President

By: /S/DON YOUNG
    Don Young
 Its President